As filed with the Securities and Exchange Commission on October 25, 1995
                                                  Registration No. 33-63065

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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                             ---------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                    To
                                FORM  S-8
                          REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933

                             ---------------

                         CADIZ LAND COMPANY, INC.
        (Exact name of registrant as specified in its charter)

              Delaware                             77-0313235
    (State or other jurisdiction of             (IRS Employer
    incorporation or organization)            Identification No.)

                  10535 Foothill Boulevard, Suite 150
                   Rancho Cucamonga, California 91730
                (Address of principal executive offices)

                             Keith Brackpool
                  10535 Foothill Boulevard, Suite 150
                   Rancho Cucamonga, California 91730
                (Name and address of agent for service)

                            (909) 980-2738
   (Telephone number, including area code, of agent for service)

                            ---------------

                     Copies of communications to:
                      HOWARD J. UNTERBERGER, ESQ.
                        J. BRAD WIGGINS, ESQ.
                           Miller & Holguin
                1801 Century Park East, Seventh Floor
                    Los Angeles, California 90067
                           (310) 556-1990

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This Registration Statement No. 33-63065 is hereby amended to remove from registration 27,778 Shares underlying Options exercisable at $0.75 per share. Such Options were exercised, prior to the original filing of this Registration
Statement, in reliance on an exemption from registration.





                        SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California, on the 25th day of October, 1995.


                                 CADIZ LAND COMPANY, INC.


                             By: /s/ Keith Brackpool
                                 -------------------------
                                 Keith Brackpool
                                 Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                       Date
      ---------                     -----                       ----

/s/ Dwight W. Makins         Chairman of the Board         October 25, 1995
-----------------------      and Director
Dwight W. Makins


/s/ Keith Brackpool          Chief Executive Officer       October 25, 1995
-----------------------      and Director
Keith Brackpool              (Principal Executive
                             Officer)

/s/ J.F.R. Hammond           Director                      October 25, 1995
-----------------------
J.F.R. Hammond


/s/ Stephen D. Weinress      Director                      October 25, 1995
-----------------------
Stephen D. Weinress


/s/ Susan K. Chapman
-----------------------      Chief Financial Officer       October 25, 1995
Susan K. Chapman             and Secretary
                             (Principal Financial
                             and Accounting Officer)